Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the heading "Independent Registered Public Accounting Firm" in this Registration Statement on Form N-1A of Virtus Glovista Emerging Markets ETF, a series of ETFis Series Trust I.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

October 31, 2017